Exhibit 99.1

Vince Holding Corp. Provides Holiday Sales Performance Update

Net Sales Increased 11.9%

NEW YORK, New York – January 14, 2019 – Vince Holding Corp. (NYSE: VNCE), a leading global luxury apparel and accessories brand (“Vince” or the “Company”), today announced net sales results for the nine-week period ended January 5, 2019.

Net sales grew 11.9% as compared to the same period last year. Direct-to-Consumer segment sales increased 13.2% driven by comparable sales growth of 8.2% for the nine-week period as compared to the same period last year and the opening of four net new stores since the end of the same period last year.  On a shifted basis, comparable sales increased 6.3%.

Brendan Hoffman, Chief Executive Officer, commented, “We saw solid sales performance during the holiday season as new product continues to be well-received by customers in our Direct-to-Consumer and Wholesale segments. In our Wholesale segment, we are seeing market share gains within our accounts as evidenced by double-digit sales growth at the retail level. We remain focused on advancing the strategic initiatives that we believe will enable us to deliver long term sustainable growth.”

ABOUT VINCE

Established in 2002, Vince is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for every day. The collections are inspired by the brand’s California origins and embody a feeling of warm and effortless style. Vince designs uncomplicated yet refined pieces that approach dressing with a sense of ease. Known for its range of luxury products, Vince offers women’s and men’s ready-to-wear and footwear as well as capsule collections of handbags and home for a global lifestyle. Vince products are sold in prestige locations worldwide. As of January 14, 2019, the Company operated 45 full-price retail stores, 14 outlet stores and its e-commerce site, vince.com. The Company is headquartered in New York and operates a design studio in Los Angeles. Please visit www.vince.com for more information.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

The amounts reported in this press release are unaudited and preliminary.  These amounts are based on currently available information, are subject to change following the completion of any customary financial closing procedures for the fiscal quarter ending February 2, 2019 and are not indicative of any actual results of such quarter, which may differ significantly from these unaudited preliminary amounts.

Forward-Looking Statements: This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the statements regarding, among other things, our current expectations about the Company's future results and financial condition, revenues, store openings and closings, margins, expenses and earnings and are indicated by words or phrases such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to continue having the liquidity necessary to service our debt, meet contractual payment obligations, and fund our operations; our ability to comply with the covenants under our credit facilities; our ability to successfully operate the newly implemented systems, processes and functions transitioned from Kellwood Company; our ability to remediate the identified material weaknesses in our internal control over financial reporting; further impairment of our goodwill and indefinite-lived intangible assets; our ability to realize the benefits of our strategic initiatives; the execution and management of our retail store growth plans; our ability to make lease payments when due; our ability to ensure the proper operation of the distribution facility by a third-party logistics provider; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to manage excess inventory in a way that will promote the long-term health of the brand; changes in consumer confidence and spending; our ability to maintain projected profit margins; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our ability to expand our product offerings into new product categories, including the ability to find suitable licensing partners; our ability to successfully implement our marketing initiatives; our ability to protect our trademarks in the U.S. and internationally; our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets; competition; our ability to attract and retain key personnel; commodity, raw material and other cost increases; compliance with domestic and international laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; effect of the U.S. federal income tax law reform; other tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including those described under “Item 1A—Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law.

Investor Relations Contact:

ICR, Inc.
Jean Fontana, 646-277-1214
Jean.fontana@icrinc.com

2